                                                                     EXHIBIT 1.1

                          Gibraltar Steel Corporation

                              3,000,000 Shares/*/


                                 Common Stock
                               ($.01 par value)

                            Underwriting Agreement


                                     New York, New York
                                     June __, 1996


Salomon Brothers Inc
As Representative of the several Underwriters
Seven World Trade Center
New York, New York  10048


Dear Sirs and Madams:

          Gibraltar Steel Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), 2,000,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company, and the trusts named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 1,000,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 450,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

- ------------------
 /*/ Plus an option to purchase from Gibraltar Steel Corporation up to 450,000 additional shares to cover over-allotments.

          1.  Representations and Warranties.
              ------------------------------

          (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a). Certain terms used in this
Section 1(a) and hereafter in this Agreement are defined in paragraph (xxvi) hereof.

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-03979) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

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          (ii)  On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties as to the
     -------
     information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance on and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Underwritten Securities being sold hereunder by the Selling Stockholders) have been duly authorized, and are validly issued, fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities being sold hereunder by the Company are duly authorized for quotation and trading, subject to official notice of issuance, on the NASDAQ National Market ("NASDAQ"); the Underwritten Securities being sold hereunder by the Selling Stockholders are duly listed and admitted for trading on NASDAQ; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or for any shares of any other class of capital stock of the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or otherwise.

          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate the properties used and useful in its business and to conduct such business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the business conducted by it or the assets owned by it requires it to be so qualified, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the Company and the Subsidiaries taken as a whole.

          (v) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate the properties used and useful in its business and to conduct such business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the business conducted by it or the assets owned by it requires it to be so qualified, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the Company and the Subsidiaries taken as a whole; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

          (vi) Samuel Steel Pickling Company ("Samuel Pickling") has been duly formed and is validly existing as a general partnership under the laws of the State of New York, with full power and authority to own, lease and operate the properties used and useful in its business and to conduct such business as described in the Prospectus; all necessary filings with respect to the formation of Samuel Pickling have been made under such laws; and Samuel Pickling is duly qualified or registered to do business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except where the failure to be so qualified or registered would not individually or in the aggregate have a material adverse effect on Samuel Pickling. Cleveland Pickling, Inc. ("Cleveland Pickling"), one of the Subsidiaries, owns a 26.2% partnership interest in Samuel Pickling, which entitles Cleveland Pickling to a 26.2% share of all profits and losses from Samuel Pickling.

          (vii) There is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus; there exists no set of facts or circumstances constituting a valid basis for any action, suit or proceeding not yet threatened or asserted which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required.

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          (viii)  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company.

          (ix) Neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their properties are bound or affected, or any order, regulation or judgment applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries.

          (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

          (xi) Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected.

          (xii) Each of the Company and the Subsidiaries has all licenses, consents, approvals, authorizations, permits, franchises and other agreements as are necessary to own and maintain their respective business properties and to conduct their respective businesses in the manner described in the Prospectus, except where the failure to have any such licenses, consents, approvals, authorizations, permits, franchises and other agreements would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, and each of the Company and the Subsidiaries is in compliance in all material respects with such licenses, consents, approvals, authorizations, permits, franchises and other agreements, each of which is in full force and effect.

          (xiii) The accountants, Price Waterhouse LLP ("Price Waterhouse"), who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement and the Prospectus (or any amendments or supplements thereto), are independent public accountants as required by the Act.

          (xiv) The audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and Prospectus and reported on by Price Waterhouse comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

          (xv) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendments or supplements thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical informa-tion and data set forth in the Registration Statement and the Prospectus (and any amendments or supplements thereto) are fairly presented and have been prepared on a basis consistent with such financial statements and the books and records of the Company.


          (xvi) The pro forma statements of income and the related notes thereto set forth in the Registration Statement and the Prospectus with respect to the Company have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, have been compiled on the pro forma basis described therein, and in the opinion of the Company, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based on good faith estimates and assumptions believed by the Company to be reasonable at the time made.

          (xvii) Except as disclosed in the Registration Statement and the Prospectus (or any amendments or supplements thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendments or supplements thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries taken as a whole, and there has been no material change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving or that may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or otherwise), business, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

          (xviii) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) and assets owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus (or any supplements or amendments thereto) or in a document filed as an exhibit to the Registration Statement or such as are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and Subsidiaries taken as a whole, and the property held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

          (xix) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectuses, the Prospectus or other materials, if any, permitted by the Act.

          (xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxi) Except as specifically disclosed in the Registration Statement and the Prospectus (or any amendments or supplements thereto), no material labor dispute with any employees of the Company or any of the Subsidiaries is pending or, to the best knowledge of the Company, imminent.

          (xxii) Except as specifically disclosed in the Prospectus, or as is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole:

               (A) each of the Company and the Subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law relating to damage to property or injury to persons (the "Environmental Laws") and has not received any communication (written or oral), whether from a governmental authority or otherwise, alleging any violation or noncompliance with the Environmental Laws; each of the Company and the Subsidiaries currently holds and is in compliance with the terms of all governmental authorizations required under the Environmental Laws to conduct its business as currently conducted and described in the Prospectus, and, to the best knowledge of the Company, such governmental authorizations will not be modified, suspended or revoked, and will be renewed in the ordinary course of business;

               (B) each of the Company and the Subsidiaries have fully disclosed to the Representative and its counsel all studies, reports, assessments, audits and other information in its possession or control relating to any pollution or release, threatened release or disposal of materials regulated under the Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks, polychlorinated biphenyls ("PCBs") and asbestos containing materials;

               (C) neither the properties described in the Prospectus nor any other land owned by the Company or any of the Subsidiaries is included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List ("NPL") issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et seq. ("CERCLA") by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to the best of the Company's knowledge, proposed for inclusion on any list or inventory issued pursuant to any other

     Environmental Laws or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus; and

               (D) neither the Company nor any of the Subsidiaries has been identified as a potentially responsible party under CERCLA or comparable state law at any site listed on the NPL, potential CERCLA site or actual or potential "Problem" site under any comparable state law.

          (xxiii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

          (xxiv) Neither the Company nor any of the Subsidiaries is subject to registration as an "investment company" under the Investment Company Act of 1940.

          (xxv) The Company and the Subsidiaries, directly or indirectly, own or possess the trademarks, service marks and trade names (collectively, "proprietary rights") that are material to the business now operated by them and that are currently employed by them in connection with such business, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights, or of any facts that would render any such proprietary rights invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein.

          (xxvi) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in

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     paragraph (i) above and any preliminary prospectus included in the
     Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules and regulations under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Subsidiaries" means every corporation, partnership or other entity with respect to which the Company directly or indirectly has (A) the ordinary voting power to elect a majority of the board of directors or other persons having similar functions in such entity or (B) other ownership interests which constitute a majority voting interest of such entity.

          (b) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

           (ii) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

           (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K, except as specifically disclosed in the Registration Statement and the Prospectus (or any amendments or supplements thereto).

           (iv) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody with Lippes, Silverstein, Mathias & Wexler LLP, counsel for the Selling Stockholders, for delivery pursuant to the terms of this Agreement; the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not notice of such death, incapacity or other event shall have been received.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (vi) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

     In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplement thereto, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of this Section.


          2.  Purchase and Sale.  (a)  Subject to the terms and conditions and
              -----------------
in reliance on the representations and warranties herein set forth, the Company and the Selling Stockholders (collectively, the "Sellers" and individually a "Seller") agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Sellers, at a purchase price of $_____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto. The amount of Securities to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total amount of Securities to be purchased by such Underwriter as the total amount of Securities to be sold by each Seller bears to the total amount of Securities to be sold pursuant hereto.

          (b) Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.


          3.  Delivery and Payment.  Delivery of and payment for the
              --------------------
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on June __, 1996, or such later date (not later than _________ __, 1996) as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company and, except with respect to the Option Securities, the Selling Stockholders, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").

Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or at the option of the Company by wire transfer to accounts designated in writing by the Company and the Selling Stockholders (as the case may be) of immediately available funds; provided that,
                                                                  --------
the Company and the Selling Stockholders shall reimburse the Underwriters by payment to the Representative for the cost of providing such immediately available funds (which reimbursement shall be netted against the amounts payable to the Company and the Selling Stockholders). Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than three business days in advance of the Closing Date.

          The Company and the Selling Stockholders agree to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representative, at such location as the Representative shall designate on the date specified by the Representative (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representative shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or at the option of the Company by wire transfer to accounts designated in writing by the Company of immediately available funds; provided that, the Company shall reimburse the Underwriters by
                 --------
payment to the Representative for the cost of providing such immediately available funds (which reimbursement shall be netted against the amounts payable to the Company). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.


          4.  Offering by Underwriters.  It is understood that the several
              ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.


          5.  Agreements.  (a)  The Company agrees with the several Underwriters
              ----------
that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the

     Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of subparagraph (a)(i) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance.

          (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and the Subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock.

          (vii) The Company confirms as of the date hereof that the Company and each of the Subsidiaries is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of
                                             --------------------------------
     Doing Business with Cuba, and the Company further agrees that if the
     ------------------------
     Company or any of the Subsidiaries commences engaging in business with the government of Cuba or with any person or affili-ate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's and the Subsidiaries' business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (b) Each Selling Stockholder agrees with the several Underwriters that it will not during the period of 90 days following the Execution Time, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock disposed of as bona fide gifts.


          6.  Conditions to the Obligations of the Underwriters.  The
              -------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representative the opinion of Lippes, Silverstein, Mathias & Wexler LLP, counsel for the Company, dated the Closing Date, to the effect that:

          (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the Company and the Subsidiaries taken as a whole;

          (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Underwritten Securities being sold hereunder by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities being sold hereunder by the Company are duly authorized for quotation and trading, subject to official notice of issuance, on NASDAQ; the Underwritten Securities being sold hereunder by the Selling Stockholders are duly listed and admitted for trading on NASDAQ; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or for any shares of any other class of capital stock of the Company; and no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or otherwise;

          (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

          (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) this Agreement has been duly authorized, executed and delivered by the Company;

          (vi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained and except where the failure to obtain any such consent, approval, authorization or order would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole or an adverse effect on the execution and delivery of this Agreement or the consummation of the transactions contemplated herein;

          (vii) neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries; and

          (viii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus such counsel has participated in discussions with representatives of the Company, the Company's accountants, the Representative, and the Representative's counsel during which the contents of drafts of the Registration Statement, the Preliminary Prospectus and the Prospectus were discussed and revised, and, although such counsel has made no independent investigation or verification of the correctness or completeness of the information included in the Registration Statement, the Preliminary Prospectus and the Prospectus and without assuming responsibility for the accuracy, completeness or fairness of such information, nothing has come to such counsel's attention that has caused such counsel to believe (except for financial statements, schedules and other financial, market and statistical information contained therein and information provided by the Underwriters for inclusion therein, as to all of which such counsel need not express any belief) that the Registration Statement and the Preliminary Prospectus included therein at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholders shall have furnished to the Representative the opinion of Lippes, Silverstein, Mathias & Wexler LLP, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Stockholder hereunder;

               (ii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

               (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

               (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the organizational or other governing documents of any Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York and Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

          (d) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman, Chief Executive Officer and President of the Company and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus (exclu-sive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) Each Selling Stockholder shall have furnished to the Representative a certificate, signed by a majority of the trustees of each such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (g) At the Execution Time and at the Closing Date, Price Waterhouse shall have furnished to the Representative a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the three-month period ended March 31, 1996 as indicated in their report included in the Registration Statement and Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the boards of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention that caused them to believe that:

               (A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Securities Exchange Act of 1934 (the "Exchange Act"); and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

               (B) with respect to the period subsequent to March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or decreases in the working capital of the Company and its Subsidiaries or stockholders' equity of the Company as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter, in net sales, gross profit, income from operations or income before taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative.

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Principal and Selling Stockholders" and "Description of Capital Stock" in the Prospectus agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation; and

          (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter or letters referred to herein.

          (h) The Representative shall have also received from Price Waterhouse a letter or letters stating that in planning and performing their review of the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus, Price Waterhouse considered the Company's internal control structure to determine their auditing procedures for the purpose of expressing their opinion on the financial statements and not to provide assurance on the Company's internal control structure; however, they noted no matters involving the internal control structure and its operation that they consider to be reportable conditions under the standards established by the American Institute of Certified Public Accountants; for purposes of this letter, reportable conditions involve matters coming to the attention of Price Waterhouse relating to significant deficiencies in the design or operation of the internal control structure that, in their judgment, could adversely affect the organization's ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements.

          References to the Prospectus in this paragraph (h) include any supplements thereto at the date of the letter or letters referred to herein.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (j) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representative, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of the Representative, other than shares of Common Stock disposed of as bona fide gifts.

          (k) Prior to the Closing Date, the Company and each Selling Stockholder shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or telegraph confirmed in writing.


          7.  Reimbursement of Underwriters' Expenses.  If the sale of the
              ---------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to
                     --- ----
be sold by each shall reimburse the Company on demand for all amounts so paid.


          8.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance on and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only written information furnished by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representative, confirm that such statements are correct.

          (d)  Promptly after receipt by any indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
- --------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in
                                                      --------  -------
no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed, with respect to each of them, to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholders or the Underwriters. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro
                                                                           ---
rata allocation or any other method of allocation that does not take account of
- ----
the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribu-tion from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).


          9.  Default by an Underwriter.  If any one or more Underwriters shall
              -------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockhold-ers and any nondefaulting Underwriter for damages occasioned by its default hereunder.


          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or NASDAQ or trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).


          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.


          12.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Gibraltar Steel Corporation, Gateway Executive Park, 3556 Lake Shore Road, Buffalo, New York 14219, attention of the Chief Executive Officer; or if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to them at the addresses set forth in Schedule II hereto.


          13.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding on the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.


          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                         Very truly yours,

                         GIBRALTAR STEEL CORPORATION


                         By: _______________________
                                  Brian J. Lipke
                               Chairman of the Board,
                                  Chief Executive
                               Officer and President

                         BONNEVILLE TRUST U/A 12/31/87
                         F/B/O BRIAN J. LIPKE



                         By: _______________________
                             Name:
                             Trustee


                         By: _______________________
                             Name:
                             Trustee


                         CORVETTE TRUST U/A 12/31/87
                         F/B/O CURTIS W. LIPKE



                         By: _______________________
                             Name:
                             Trustee



                         By: _______________________
                             Name:
                             Trustee

                         NOVA TRUST U/A 12/31/87
                         F/B/O NEIL E. LIPKE



                         By: _______________________
                             Name:
                             Trustee



                         By: _______________________
                             Name:
                             Trustee


                         ELECTRA TRUST U/A 12/31/87
                         F/B/O ERIC R. LIPKE



                         By: _______________________
                             Name:
                             Trustee



                         By: _______________________
                             Name:
                             Trustee


                         MONZA TRUST U/A 1/22/88
                         F/B/O MEREDITH A. LIPKE


                         By: _______________________
                             Name:
                             Trustee



                         By: _______________________
                             Name:
                             Trustee

 The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


SALOMON BROTHERS INC


By: _____________________________
    S. Quintus von Bonin
    Director

For itself and the other several
Underwriters named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I


                                              Number of Shares of
                                           Underwritten Securities
Underwriters                                    To Be Purchased
- ------------                                    ---------------

Salomon Brothers Inc.........................
Smith Barney Inc.............................
                                                _________

                Total........................   3,000,000
                                                ---------

                                  SCHEDULE II


                                             Number of Shares of
Selling Stockholders                         Securities to be Sold
- --------------------                         ---------------------

BONNEVILLE TRUST U/A 12/31/87                   200,000
f/b/o Brian J. Lipke

CORVETTE TRUST U/A 12/31/87                     200,000
f/b/o Curtis W. Lipke

NOVA TRUST U/A 12/31/87                         200,000
f/b/o Neil E. Lipke

ELECTRA TRUST U/A 12/31/87                      200,000
f/b/o Eric R. Lipke

MONZA TRUST U/A 1/22/88                         200,000
f/b/o Meredith A. Lipke

                                                            EXHIBIT A


                          Gibraltar Steel Corporation
                          ---------------------------

                   Public Offering of Shares of Common Stock
                   -----------------------------------------
                                                                          , 1996
Salomon Brothers Inc
As Representative of the several Underwriters
Seven World Trade Center
New York, New York  10048

Dear Sirs and Madams:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), by and among Gibraltar Steel Corporation, a Delaware corporation (the "Company"), certain Selling Stockholders named therein and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the day on which the Underwriting Agreement is executed without your prior written consent, other than shares of Common Stock disposed of as bona fide gifts.

          If for any reason the Underwriting Agreement shall be terminated prior to Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                  Yours very truly,

                                  [SIGNATURE OF OFFICER OR DIRECTOR]

                                  [NAME AND ADDRESS OF OFFICER OR DIRECTOR]